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                                                                   EXHIBIT 10.10

                              MANAGEMENT AGREEMENT

         THIS MANAGEMENT AGREEMENT (this "Agreement") dated as of May 13, 2002 ("Effective Date"), by and between Mariner Health Care Management Company, a Delaware corporation ("Manager") and ____________ ("Owner").

                                   BACKGROUND

         WHEREAS, Owner operates the various facilities listed on Exhibit A hereto (the "Facilities") that provide long-term and skilled nursing care and related services to patients of various acuity levels (the "Business");

         WHEREAS, Owner desires to engage Manager to manage the Facilities, and the Business on the basis, terms and conditions set forth below;

         WHEREAS, Manager employs individuals with considerable experience and expertise in managing long-term care and skilled nursing facilities similar to the Facilities, and Manager is willing to provide such services to the Facilities on the basis, terms and conditions set forth below;

         WHEREAS, Owner desires to license from Manager the proprietary materials listed on Exhibit B hereto (the "Proprietary Materials"); and

         WHEREAS, Manager desires to sublicense to Owner the service marks, trademarks, tradedress, tradenames, designs and logos (the "Marks") indicated on Schedule A to the form of Marks & Logo License Agreement (the "Sublicense Agreement") attached as Exhibit C hereto, on the terms and conditions set forth therein.

         NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Manager and Owner agree as follows:

                                    ARTICLE I

                              RETENTION OF MANAGER

         1.1 RETENTION. For and during the term of this Agreement, Owner hereby grants to Manager the sole and exclusive right, and employs Manager to supervise and manage the Facilities and the Business in the name and for the account of Owner upon the terms and conditions hereinafter set forth.

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         1.2      ACCEPTANCE. Manager accepts such appointment and agrees that it will (a) perform its duties and responsibilities hereunder in accordance with this Agreement, and (b) use commercially reasonable efforts to supervise and direct the management and operation of the Facilities and the Business in an efficient manner. Subject to the foregoing and to the other provisions of this Agreement, Manager, without the approval of Owner (unless such approval is herein specifically required as to policies and manner of operation), shall have the unrestricted control and sole discretion with regard to the operation and management of the Facilities for all customary purposes (including the exercise of its rights and performance of its duties provided for in Article III hereof), and the right to determine all policies affecting the appearance, maintenance, standards of operation, quality of service, and any other matter affecting each Facility or the conduct of the Business. Provided, however, that ultimate responsibility for the operation of the Facility will remain with Owner as the licensee for such Facility.

         1.3 INDEPENDENT CONTRACTOR. The parties hereto expressly acknowledge and agree that Manager is at all times acting and performing under this Agreement as an independent contractor; provided, however, that Manager is authorized to act as Owner's agent to the extent provided herein.

         1.4 OWNERSHIP. Owner and its Affiliates shall own and/or hold all licenses, permits and contracts obtained with respect to the Facilities (subject to Section 3.8 hereof), and shall be the "provider" within the meaning of all third-party contracts for the Facilities. Specifically, and without limitation, Owner shall, to the extent allowed by law, own, hold or be a party to (a) the Medicare provider number, (b) the Medicare provider agreement with the Centers for Medicare and Medicaid Services ("CMS"), and (c) the Medicare certification,
(d) the Medicaid provider number, (e) the Medicaid provider agreement and (f) the Medicaid certification for each Facility participating in such programs.

                                   ARTICLE II

                                      TERM

         The initial term of this Agreement shall commence on the Effective Date and shall continue for a period of one (1) year (the "Initial Term"). After the Initial Term, this Agreement shall automatically renew for successive one year terms (each a "Renewal Term"); provided that following the Initial Term this Agreement may be cancelled by either party hereto upon thirty (30) days prior written notice.


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                                   ARTICLE III

                          RIGHTS AND DUTIES OF MANAGER

         During the Term of this Agreement, and in the course of its management of each Facility and the Business, Manager shall (either directly or through the supervision, direction and management of the Facilities), as agent and on behalf of Owner, perform or cause to be performed the following services:

         3.1 GENERAL. Manager shall manage the operation of the Facilities and the conduct of the Business thereof, including, but not limited to, (a) the provision of long-term nursing care, specialty medical services (including, but not limited to, rehabilitation, medically complex care and sub-acute care) and where appropriate assisted living services to patients at the Facilities and (b) the provision of staffing, accounting (but not external audit), billing, collection, rate setting, and general on-site administrative services at the Facilities. Without limitation of the foregoing, Manager shall provide each Facility with all of the customary management services and techniques which Manager employs in managing other facilities which it manages and Manager may engage third-party consultants and professionals to perform such services as may be reasonably necessary in Manager's business judgment. Provided, however, that ultimate responsibility for the operation of the Facility shall remain with Owner, as licensee.

         3.2 EMPLOYEES. Manager, on Owner's behalf, shall hire or cause to be hired, supervise and train an adequate staff, as required by law and subject to availability, of nurses, nurse aides, office and other employees, including an administrator (the "Administrator") and a registered nurse as director of nursing (the "Director of Nursing") (each of whom may be replaced by Manager from time to time), and promote or cause to be promoted, direct, assign and discharge or cause to be discharged all such employees at Manager's sole discretion. All employees shall be employees of Owner, Manager or such other entity as Manager may have contracted with to provide employees to the Facilities or a Facility (the "Contract Employer") and shall be carried on the payrolls of the Manager, appropriate Facility or Contract Employer, as determined from time to time by Manager. Manager shall also coordinate all health and welfare insurance coverage (including COBRA matters) and other benefits that shall be offered to such employees. It is agreed that the salaries of all those working primarily at a Facility and all other fees and expenses incurred in connection with the employment of such individuals shall be charged directly to Owner as an expense of the operation of the subject Facility. Manager shall be responsible for overseeing the payment of all federal, state and local employment and other taxes with respect to all individuals working primarily at a Facility and all such taxes shall be charged directly to Owner as an expense of the operation of the subject Facility. Manager shall be responsible for overseeing compliance with laws and regulations pertaining to workers compensation insurance and all expenses (including, without limitation, the cost of workers compensation insurance premiums) shall be charged directly to Owner as an expense of the operation of the subject Facility.


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         3.3      LABOR AND EMPLOYMENT MATTERS. Manager will handle and settle all employee relations matters, union and non-union and will negotiate, on Owner's behalf, with any labor union lawfully entitled to represent the employees at any Facility, but any collective bargaining agreement or labor contract resulting therefrom must first be approved by Owner who shall be the only person authorized to execute the same. All fees and costs of outside professionals in conducting such negotiations shall be paid out of Facility Funds (as defined below) and the labor cost related to the operation of any Facility shall be an expense of the operation of the subject Facility.

         3.4 CONCESSIONAIRES, ETC. Manager shall have authority to negotiate and consummate, in the name of and for the account of Owner, contracts or arrangements with concessionaires, licensees, tenants, and other intended users of any Facility. Any fees, expenses and charges incurred in connection therewith shall be charged directly to Owner as an expense of the operation of the subject Facility. Any revenue derived from concession, licenses or tenants shall inure to the Owner.

         3.5 ANCILLARY SERVICES, UTILITIES, ETC. Manager shall have authority to enter into such contracts in the name of and for the account of Owner as may be deemed necessary or advisable for the furnishing of all such ancillary services, utilities, concessions, supplies and other services as may be needed from time to time for the maintenance and operation of any Facility. Manager shall have authority to contract for, or supervise the contracting process in connection with, ancillary services required by the Facilities, including, but not limited to, food, barber, beautician, pharmacy (drug and I.V.), rehabilitation and respiratory therapy services, and mobile diagnostic services. All fees, expenses and charges incurred in connection with the provision of ancillary supplies and services by Manager to the patients of any Facility shall be charged directly to Owner as an expense of the operation of the subject Facility. Manager may contract with an Affiliate of Manager for the provision of goods or services so long as the contracted terms are at least as favorable as those that would be obtained through an arms length negotiation with a third party provider.

         3.6 PURCHASES. Manager shall establish purchasing strategies, suppliers and pricing for Facility staff of food, beverages, operating supplies, and other materials and supplies as may be needed from time to time for the maintenance and operation of each Facility. All direct fees, expenses and charges incurred in connection with the foregoing shall be an expense of the operation of the subject Facility.

         3.7 REPAIRS. Manager shall make or install or cause to be made or installed in the name of and for the account of Owner any proper repairs, replacements, additions and improvements in and to each Facility and the furnishings and equipment thereof in order to keep and maintain the same in good repair, working order and condition, and outfitted and equipped for the proper operation thereof in accordance with (a) industry standards comparable to those prevailing in other similar facilities, (b) all applicable state or local rules, regulations, or ordinances, and (c) the terms and conditions of any lease, mortgage or other financing arrangement identified in writing to Manager.


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         3.8      LICENSES AND PERMITS. Manager shall apply for and use
commercially reasonable efforts to obtain and maintain in the name and for the account of Owner, all licenses and permits required in connection with the ownership of each Facility and the conduct of the Business thereof. If Manager is required by law to obtain any license or permit in its name, Manager will use commercially reasonable efforts to obtain and maintain such license or permit in its name, at Owner's expense. Owner will cooperate with Manager in applying for, obtaining, and maintaining such licenses and permits.

         3.9 BILLING AND COLLECTION. Manager shall supervise the issuance of bills or invoices for services and materials furnished by the Business and supervise the collection of accounts receivable and monies owed to the Business; design and maintain accounting, billing, patient and collection records; and prepare and file, or supervise the preparation and filing of, insurance, Medicare, Medicaid and any and all other necessary or desirable applications, reports and claims related to revenue production. Owner expressly constitutes and appoints Manager, to the extent permitted by applicable law, as Owner's agent to administer, process and collect, on Owner's behalf and in its name, all private party insurance, Medicare, Medicaid and other receivables. Manager shall have the right to enforce Owner's rights as creditor under any contract relating to the Business or in connection with rendering any services for the purposes of collecting accounts receivable and monies owed to any aspect of the Business, and Manager shall make commercially reasonable efforts to collect all such receivables and monies.

         3.10 OVERSIGHT OF CLINICAL AND QUALITY MANAGEMENT AND OPERATING STANDARDS. Manager will provide regional management infrastructure for clinical care quality assurance and overall operation of the Facilities. Manager will develop and institute standards, procedures and policies for admitting and discharging patients, for charging patients for services and for collecting the charges from patients or third parties. The parties contemplate that such standards, procedures and policies shall be substantially the same as the standards, procedures and policies employed for such purposes in similar facilities managed by Manager.

         3.11. BUDGETS. Manager shall prepare for Owner's approval at least thirty (30) days prior to the commencement of Owner's fiscal year, an operating budget and a capital budget for the succeeding fiscal year. The operating budget shall provide a detailed listing of all sources of revenue and expense. The capital budget shall provide details of all planned capital improvements to the Facility during the succeeding fiscal year.

         3.12. FINANCIAL STATEMENTS. Manager shall also furnish or arrange for the preparation of such other reports and information as may be reasonably requested from time to time which may include (but shall not be limited to: (a) unaudited monthly financial statements of the Business for the month then ended, prepared on a basis consistent with the annual statements; (b) monthly census information of the Facilities as of the end of such month in sufficient detail to show by pay or mix (i.e., private pay, Medicare, Medicaid and other) and the average monthly census of the Facilities; (c) an aged accounts receivable report from each aspect of the Business in sufficient detail to


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show amounts due from each class of customer-mix by the account age classifications of thirty (30) days, sixty (60) days, ninety (90) days, one hundred twenty (120) days, and over one hundred twenty (120) days; and (d) any other operating statistics or financial information as Owner may from time to time reasonably request.

         3.13     INSURANCE.

                  (A) Manager shall obtain and maintain, liability insurance covering Manager's obligations arising hereunder and malpractice insurance. Manager may obtain such insurance from companies and through brokers offering the appropriate coverage at a commercially reasonable cost. Manager shall also maintain, an errors and omissions policy and directors' and officers' liability policy protecting Owner, Manager and their respective officers, directors, executives, key employees and Affiliates from and against claims, demands, losses, law suits or expenses in connection with any alleged acts or omissions regarding the management of the Facilities or any aspect of the conduct of the Business thereof. All fees, expenses and charges incurred in connection with the foregoing shall be an expense of the operation of the subject Facility.

                  (B) Manager will obtain and maintain, as an expense of the Facilities, insurance of the character and in the amount deemed appropriate by Manager in its own discretion.

                  (C) All policies of liability insurance shall name Owner, Manager, and all officers, directors, and Affiliates of Manager as the insureds thereunder, as their respective interests may appear. All policies of hazard and liability insurance shall provide coverage in the form required by any mortgagee or lessor pursuant to the terms of relevant mortgages, notes, deeds of trust or leases as provided by Owner to Manager.

                  (D) Manager shall maintain, as an expense of the Facilities, patient care insurance in an amount Manager deems necessary or appropriate in its own discretion. In addition, Manager may maintain an umbrella liability policy in an amount it deems appropriate.

                  (E) Manager and Owner shall give prompt notice to the other of any claims made against either of them arising out of or in connection with the conduct of the Business for which insurance may be available and shall cooperate fully with each other and with any insurance carrier to the end that all such claims will be properly investigated, defended and adjusted.

                  (F) All insurance obtained by Manager for the benefit of Owner may be provided by companies or through brokers providing similar insurance for the facilities and business managed by Manager or owned and operated by its Affiliates (other than Owner) and such insurance may be provided on an omnibus basis insofar as providing coverage for the Manager's facilities and business as


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         well as the Facilities and the Business and may also be obtained from any offshore Affiliate of Manager established for such purpose which may be a policy issued by a so-called "captive" insurance company. In any event, the cost of any of the foregoing insurance shall be allocated by Manager between Manager and Owner on such basis as Manager deems commercially appropriate. All insurance obtained by Manager will be on such terms (including deductibles, aggregate coverages and any self-insured retention amounts) as Manager may deem appropriate in light of prevailing conditions in the market for such insurance and as is consistent with established industry practice.

         3.14     GOVERNMENTAL REGULATION.

                  (A) Manager shall use commercially reasonable efforts to take such action as shall be necessary or appropriate to insure that each Facility and the conduct of the Business thereof complies with all federal, state and local laws, rules, regulations and ordinances applicable to the subject Facility or the conduct of the Business thereof, including, without limitation, the particular laws and regulations applicable to skilled nursing and long-term care facilities.

                  (B) Manager and Owner shall promptly provide to each other, as and when received, copies of all notices, reports and correspondence from governmental agencies that assert deficiencies or charges against any Facility or that otherwise relate to the suspension, revocation, or any other action adverse to any approval, authorization, certificate, determination, license or permit required or necessary to own or operate any Facility and to conduct the Business thereof. Manager is authorized to appeal any action taken by any governmental agency against any Facility; provided, however, that Owner shall adequately secure and protect Manager from loss, cost, damage or expense by bond or other means satisfactory to Manager in order to contest by proper legal proceedings the validity of any such statute, ordinance, law, regulation or order (or its purported application to any Facility), provided that such contest shall not result in the suspension of the Business of the Facility; and provided, further, that Owner shall have no obligation to secure and protect Manager from any loss, cost, damage or expense that is ultimately determined to have arisen solely and directly out of Manager's material breach of any of its covenants under this Agreement.

         3.15 TAXES. Manager shall cause all taxes, assessments and charges of every kind imposed upon any entity owning a Facility or any Facility by any governmental authority, including interest and penalties thereon (collectively, "Taxes"), to be paid when due from Facility Funds, subject to the terms of any lease, mortgage or other financing arrangement pertaining to the subject Facility. Manager shall not cause such Taxes to be paid if (a) such Taxes are being contested by Owner in good faith at its sole expense and without cost to Manager, (b) any enforcement action for nonpayment of such Taxes is stayed, and
(c) Owner shall have given Manager written notice of such contest and stay and authorized the non-payment thereof, not less than ten (10) days prior to the date on which such Taxes are due and payable. Interest or penalty payments shall be reimbursed


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by Manager to Owner if imposed upon Owner solely by reason of the gross negligence on the part of Manager in making the payment if Facility Funds are available therefor.

         3.16 LEGAL ACTIONS. Manager shall institute, with counsel of its choosing, in its own name or in the name of Owner, but in any event at the expense of Owner, any and all legal actions or proceedings to defend any claims asserted by any third party against any Facility, Manager, Owner or the officers, directors, employees and Affiliates of Manager and Owner, collect charges, rent, or other sums due the Business or to lawfully oust or dispossess tenants or other persons in possession under, or lawfully cancel, modify, or terminate any lease, license, or concession agreement for the breach thereof or default thereunder by the tenant, licensee, or concessionaire. Unless otherwise directed by Owner, Manager may take, at Owner's expense, appropriate steps to protect and/or litigate to final judgment in any appropriate court any violation or order affecting any Facility.

         3.17 BOOKS AND RECORDS. Manager on behalf of Owner shall supervise and direct the keeping of full and accurate books of account and such other records reflecting the results of operation of the Business as required by law. In connection therewith, Manager shall, directly or through an Affiliate, provide or contract for data processing required to maintain the financial, and accounting records of the Business.

         3.18. COLLECTION AND DISBURSEMENT OF FUNDS. Manager shall deposit with one or more institutions, each of which shall be a member of the Federal Deposit Insurance Corporation, all monies arising from and received in connection with the operation of the Facilities and the conduct of the Business thereof or otherwise received by Manager for and on behalf of Owner (the "Facility Funds"). Manager shall have authority to access such accounts and shall disburse and pay from said accounts, on behalf of Owner, in the following order of priority, as and when required to be made in connection with:

                  (A) Payment of all costs and expenses arising out of the administration, maintenance and operation of the Facilities, including, without limitation, payroll for all employees of the Business and related payroll taxes, fees or other charges required by a governmental body, costs of vendors, insurance, utilities, Taxes and the fees and expenses of outside consultants retained by Manager for the benefit of Owner in connection with the conduct of the Business;

                  (B) Payment of Manager's Management Fee (including any accrued and unpaid Management Fees, plus all accrued and unpaid interest thereon, for prior periods), reimbursable expenses of Manager (including any accrued and unpaid interest thereon), and all items of corporate overhead not included in SG&A Expense (as defined below);

                  (C) Payment of any Facility rent or debt service on a first mortgage (if any) on any Facility; and


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                  (D)      Payment of any amounts due from Facility in regard of
         other outstanding indebtedness.

         3.19. PAYMENT OF EXPENSES. Except for SG&A Expenses (as defined below), all expenditures and advances of every kind required or permitted of Manager under this Agreement are for Owner's account ("Owner Expenditures"). Manager is authorized to pay all Owner Expenditures from Facility Funds. Owner shall pay directly (or reimburse Manager promptly if Manager advances funds for) any Owner Expenditures not paid from Facility Funds.

         3.20. ACCOUNTS PAYABLE. Manager is authorized to process and pay on behalf of Owner such accounts payable as Manager shall determine necessary or desirable in order to efficiently administer the affairs of the facilities under its management. Manager shall pay the Facility's accounts payable and other obligations from Facility Funds. Manager does not assume any of Owner's obligations or liabilities by virtue of this authorization and shall not be obligated to advance any of its own funds on behalf of Owner. Provided however, should Manager advance funds on behalf of Owner, Owner shall promptly reimburse Manager any amounts advanced, upon request of Manager.

                                   ARTICLE IV

                           RIGHTS AND DUTIES OF OWNER

         During the Term of this Agreement, Owner makes the following covenants which are material covenants and upon which Manager relies as an inducement to enter into this Agreement:

         4.1 RIGHTS OF INSPECTION. Owner shall have the right to enter upon any of the Facilities upon reasonable advance notice to Manager for the purpose of examining or inspecting same or examining or making extracts of books and records of the Facilities, but the same shall be done with as little disruption to the Business of the subject Facility as possible. The books and records of the subject Facility shall not be removed from the Facility without the express written consent of Manager. Owner acknowledges that some books and records will be maintained at Manager's central office which books and records shall be available for Owner's inspection upon reasonable advance notice.

         4.2 COOPERATION WITH MANAGER. Owner will fully cooperate with Manager in operating and supervising the operations of the Facilities and will reimburse Manager for all funds expended or costs and expenses incurred to which Manager is entitled to reimbursement hereunder. Manager shall not be required to seek or obtain Owner's approval for any actions which Manager, in its sole judgment, deems necessary or appropriate for the proper operation of the Facilities and the provision of patient care in a manner that is consistent with the operation of other facilities that are managed by Manager or owned and operated by an Affiliate of Manager. Owner shall execute and deliver any and all applications and other documents that may be reasonably deemed by


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Manager to be necessary or proper to be executed by Owner in connection with the operation of the Business.

         4.3 OPERATING CAPITAL. Manager shall utilize the Facility Funds as working capital for the operation of the Facilities (including the payment of Management Fees and reimbursable expenses owed to Manager). If additional working capital is required, Manager shall notify Owner thereof in writing and specifying the amount and purpose of such additional working capital and Owner shall provide Manager with such additional working capital within fifteen (15) business days thereafter.

         4.4 CAPITAL IMPROVEMENTS. Manager shall utilize the Facility Funds to make all capital expenditures, repairs, replacements, additions and improvements, whether approved by Owner or otherwise required or authorized by
Section 3.7 in order to maintain and continue standards of operation of the Facilities and to comply with the requirements of any lease, mortgage or other financing arrangement applicable to any Facility. If additional capital improvement funds are required, Manager shall notify Owner thereof in writing specifying the amount and purpose of such additional capital improvement funds and Owner shall provide Manager with such additional capital improvement funds within fifteen (15) business days thereafter.

                                    ARTICLE V

                                  COMPENSATION

         5.1 MANAGEMENT FEE. In consideration for the services rendered by Manager under this Agreement, Manager shall be paid a fee equal to five percent (5%) of net revenues realized by Owner each month while this Agreement is in effect (the "Management Fee"). The Management Fee shall be payable monthly.

         5.2 SG&A EXPENSE. Except as otherwise expressly provided for elsewhere herein, all SG&A Expense of the Manager shall be for the account of, and shall be borne by, Manager. Manager shall promptly reimburse the Business for any SG&A Expense paid by the Business.

                                   ARTICLE VI

                             ITEMS LICENSED TO OWNER

         6.1 PROPRIETARY MATERIALS. Manager hereby grants Owner a non-exclusive license to use the Proprietary Materials during the term of this Agreement; provided, however, that the Proprietary Materials are used exclusively in connection with the conduct of the Business. Owner expressly acknowledges that it has no ownership or other interest in any of the Proprietary Materials. Owner is prohibited from sublicensing its right to use the Proprietary Materials to any third party. Upon termination of this


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Agreement, Owner agrees to promptly return or destroy at Manager's request all
Proprietary Materials in its possession.

         6.2 MARKS. Manager hereby grants Owner a non-exclusive license to use the Marks on the terms and conditions set forth in the Sublicense Agreement.

                                   ARTICLE VII

                 LICENSES, PERMITS, CERTIFICATIONS AND CONTESTS

         7.1 LICENSES GENERALLY. Manager, as agent of Owner, shall at Owner's expense assist Owner in applying for, in the name of Owner, and obtaining and maintaining, on behalf of Owner, all necessary licenses, permits and approvals to operate the Business to substantially comply with all applicable laws, rules and regulations and to be eligible for participation in the Medicaid Program and Federal Medicare Program. Neither Owner nor Manager shall knowingly take any action or fail to take any action which such party knows will cause any governmental authority having jurisdiction over the operation of the Business to institute any proceeding for the suspension, rescission or revocation of any necessary license, permit or approval. Manager shall not take any action or fail to take action which Manager knows will adversely affect the Owner's right to accept and obtain payments under Medicare, Medicaid or any other public or private third-party medical payments programs.

         7.2 CONTESTS BY MANAGER. Manager shall, with the approval of and at the expense of Owner, have the right, on behalf of Owner, to contest by appropriate legal proceedings, diligently conducted in good faith in the name of Owner, the validity or application of any agreement, law, ordinance, rule, ruling, regulation, order or requirement of any governmental agency having jurisdiction over the operation of the Business, including, without limitation, enforcement actions initiated against Owner or any Facility for alleged violations of applicable laws. Owner shall reasonably cooperate with Manager with regard to any such contest. Counsel for any such contest shall be selected by Manager. Manager shall, at Owner's cost and expense, process all third-party payment claims and appeals for the services provided by the Business, including without limitation, exhaustion of all applicable administrative proceedings or procedures, adjustment and denials by governmental agencies or their fiscal intermediaries and other third-party payors.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

                   Owner and Manager make the following representations and warranties to each other:


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         8.1      STATUS. The representing party is a corporation duly organized and validly existing in good standing under the laws of its state of formation, and has all necessary power and authority to carry on its business as now being conducted, to operate its properties as now being operated, to enter into this Agreement and to observe and perform its obligations hereunder.

         8.2 AUTHORITY AND DUE EXECUTION. The representing party has the corporate power and authority to execute and deliver this Agreement and all related documents and to carry out the transactions contemplated by this Agreement. This Agreement constitutes a valid and binding obligation of the representing party, enforceable against such party in accordance with its terms, except to the extent that its enforceability is limited by applicable bankruptcy, reorganization, insolvency, receivership or other laws of general application or equitable principles relating to or affecting the enforcement of creditors' rights.

                                   ARTICLE IX

                               TERMINATION RIGHTS

         9.1 TERMINATION. Following the Initial Term, this Agreement shall be terminable by either party hereto upon thirty (30) days prior written notice. If Owner engages in any transaction pursuant to which it conveys a majority or substantially all of the assets associated with the Business to a third party or a third party acquires fifty percent (50%) or more of Owner's outstanding equity securities or the Owner merges or consolidates with a third party, the Manager shall have the option of terminating this Agreement upon ten (10) days prior written notice.

         9.2 SURVIVING RIGHTS UPON TERMINATION. If either party exercises its option to terminate this Agreement pursuant to this Article IX, each party shall account for and pay to the other all sums due and owing pursuant to the terms of this Agreement within thirty (30) days after the effective date of termination. Without limiting the generality of the foregoing, within thirty
(30) days after the effective date of termination of this Agreement, Owner shall be obligated to pay to Manager all accrued and unpaid Management Fees through the date of such termination and all reimbursable expenses of Manager, together with all accrued and unpaid interest thereon, notwithstanding that available Facility Funds may not be sufficient for such purposes. All other rights and obligations of the parties under this Agreement shall terminate.

         9.3 TERMINATION OF SUBLICENSE AGREEMENT. The Sublicense Agreement shall terminate concurrent with the termination of this Agreement.


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                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION OF OWNER BY MANAGER. Manager shall indemnify and hold Owner and its officers, directors, stockholders, employees and Affiliates harmless from any and all claims, losses, judgments, damages, expenses and liabilities whatsoever (including reasonable attorneys' fees) incurred by any of them, arising out of any third-party claims that are caused solely by any grossly negligent act, willful omission or fraud of Manager in connection with the performance of its duties under this Agreement; provided, however, that Manager's obligation to indemnify Owner shall not extend to any Medicare cost disallowances, or any Medicare, Medicaid, or other governmental fines or penalties. Manager's obligations under this Section 10.1 shall not survive termination of this Agreement.

         10.2 INDEMNIFICATION OF MANAGER BY OWNER. Owner shall indemnify and hold Manager and Manager's officers, directors, stockholders, employees and Affiliates harmless from any and all claims, losses, judgments, damages, expenses and liabilities whatsoever (including reasonable attorneys' fees) incurred by any of them in connection with, by reason of, or arising out of: (i) Manager's performance of services, or undertaking of responsibilities under this Agreement; (ii) Manager's status as Manager of the Facilities; (iii) any default by Owner in fulfilling Owner's obligations under this Agreement; (iv) any damage to property or injury or death to persons, occurring in or with respect to any Facility; and/or (v) any other claim asserted against any of them in connection with the Facilities or any matter relating thereto, excluding, however, any matters covered by Manager's indemnify under Section 10.1 above. Owner's obligations under this Section 10.2 shall not survive termination of this Agreement.

         10.3 CONTROL OF DEFENSE OF INDEMNIFIABLE CLAIMS. A party seeking indemnification under this Article X (the "Indemnitee") shall give the other party (the "Indemnitor") prompt written notice of the claim for which it seeks indemnification. Failure of the Indemnitee to give such prompt notice shall not relieve the Indemnitor of its indemnification obligation, provided that such indemnification obligation shall be reduced by the amount of any actual damages suffered by the Indemnitor resulting from a failure to receive prompt notice hereunder. The Indemnitor shall provide the defense of such claim, including, without limitation, retention and payment of attorneys; provided, however, that in the event there are defenses and/or counterclaims available to the Indemnitee that are not shared by or available to Indemnitor, then the Indemnitee may retain (at Indemnitor's expense) counsel to assert such defenses and/or counterclaims.

                                   ARTICLE XI

                                  CONDEMNATION

         If the whole of any Facility shall be taken or condemned in any eminent domain, condemnation, compulsory acquisition, or like proceeding by a competent authority for any public or quasi-public use or purpose or if such portion thereof shall be taken or condemned as to make it unsuitable for its primary intended use, then this Agreement shall cease and terminate as to such Facility on the date on which Owner shall be required to surrender possession of the Facility. Manager shall continue to supervise and direct the management of the Facility until such time as Owner shall be required to surrender possession of the Facility as a consequence of such taking or condemnation.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1 NO PARTNERSHIP OR JOINT VENTURE. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between Owner, its successors, or assigns, on the one part and Manager, its successors, or assigns, on the other part. Notwithstanding the foregoing, the parties hereby agree that they shall each have a duty to act in good faith and to deal fairly with the other party hereto.

         12.2 GOVERNMENT REGULATIONS. In accordance with their respective obligations under this Agreement, Owner and Manager shall use their best efforts to maintain the Business in compliance with the requirements of any statute, ordinance, law, rule, regulation or order of any governmental or regulatory body having jurisdiction over the Business. If for any reason any term or condition of this Agreement is found to be invalid or contrary to government laws, rules, regulations or orders, Owner and Manager agree to immediately and in good faith modify such term or condition to comply with such government law, rule, regulation or order.

         12.3 ASSIGNMENT. This Agreement may be assigned by Manager. Neither this Agreement nor any rights or obligations under it may be assigned by Owner without Manager's prior written consent. In the event of any permitted assignment, this Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns.

         12.4 GOVERNING LAW; VENUE. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Georgia applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. The parties irrevocably submit and consent to the jurisdiction of any Georgia state court sitting in Fulton County, Georgia or Federal court sitting in Atlanta, Georgia over any action or proceeding arising out of or relating to this Agreement, and the parties hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such Georgia state or Federal court.

         12.5 FURTHER ASSURANCES. At any time and from time to time during the term of this Agreement, at either party's request, each party shall promptly execute and deliver all such further agreements, certificates, instruments and documents, including a certificate of Owner in a form reasonably satisfactory to Manager, stating that this Agreement is in effect with respect to, and is binding against, Owner, and each party shall perform such further actions, as the other party may reasonably request in order to fully consummate the transactions contemplated by this Agreement and carry out the purposes and intent of this Agreement.

         12.6     CERTAIN DEFINITIONS.

                  (A) AFFILIATE. The term "Affiliate," as used in this Agreement, means a person that, directly or indirectly, controls or is controlled by, or is under common control with, the person specified.

                  (B) FACILITIES. The term "Facilities," as used in this Agreement, means the collective reference to all of the long-term care facilities, and the equipment and supplies at such facilities, of Owner at the date of this Agreement, subject to the effect of subsequent acquisitions and dispositions, including as of the date hereof, without limitation, the facilities set forth on Exhibit A hereto.

                  (C) GAAP. The term "GAAP," as used in this Agreement, means generally accepted accounting principles, as in effect in the United States of America on the date hereof and applied on a basis consistent with the manner in which such principles were applied in the preparation of the historical financial statements of Owner.

                  (D) PERSON. The term "person," as used in this Agreement, means any individual, sole proprietorship, joint venture, corporation, business unit, partnership, governmental body, regulatory agency or other entity of any nature.

                  (E) SG&A EXPENSE. The term "SG&A Expense," as used in this Agreement, means the non-extraordinary sales, general and administrative expenses of the Business that are incurred by Manager in connection with fulfilling its obligations under this Agreement and which are not reimbursable by Owner including, by way of example, the salaries and employment costs of Manager's officers and central office staff as well as Manager's central office overhead not specifically allocable to the Business in general or any Facility in particular pursuant to the terms of this Agreement. Notwithstanding the foregoing, third party expenses relating to (i) external auditing, (ii) third party legal fees and expenses and (iii) the various fees, charges and expenses specifically enumerated in Article III as expenses of the operation of the subject Facility, including, without limitation, insurance coverage for the Facilities, the Business, the officers, employees, agents and representatives of the Business shall not be included in SG&A Expense.

         12.7 HEADINGS, ETC. The article and paragraph headings contained herein are for convenience of reference only and are not intended to define, limit, or describe the scope of intent of any provision of this Agreement. The Exhibits attached hereto form part of this Agreement.

         12.8 APPROVAL OR CONSENT. Whenever under any provisions of this Agreement, the approval or consent of either party is required, the decision thereon shall be promptly given and such approval or consent shall not be unreasonably withheld, unless this Agreement expressly provides that a decision shall be made in a party's sole discretion. It is further understood and agreed that whenever under any provisions of this Agreement the approval or consent of Owner is required, such approval or consent may be given by any person or persons (each a "Designee") designated in a notification given to Manager by the Board of Directors of Owner. For all purposes under this Agreement, Manager shall determine solely from the latest such notification received by it the Designees authorized to give such approval or consent. Manager shall rely exclusively and conclusively on the designation set forth in such notification, notwithstanding any notice of knowledge to the contrary and any approval or consent given by any such Designee shall be conclusively valid and binding on Owner.

         12.9 ENFORCEABILITY. Should any provision of this Agreement be unenforceable as between the parties, such unenforceability shall not affect the enforceability of the other provisions of this Agreement.

         12.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.11 ENTIRE AGREEMENT, AMENDMENT & WAIVER. This Agreement constitutes the final and entire agreement between the parties relating to its subject matter and supersedes any and all prior or contemporaneous letters, memoranda, representations, discussions, negotiations, understandings and agreements, whether written or oral, with respect to such subject matter, all of the same being merged herein. This Agreement may be amended, modified or supplemented only by a writing that refers explicitly to this Agreement and that is signed by authorized representatives on behalf of both parties. No waiver will be implied from conduct or failure to timely enforce any rights. No waiver will be effective unless in a writing signed on behalf of the party against which the waiver is asserted.

         12.12 NOTICES. All notices, reports, requests, approvals, and other communications required or permitted under this Agreement must be in writing and will be deemed effective upon receipt at the principal place of business of the receiving party.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Management Agreement to be executed on their behalf by their duly authorized representatives, as of the day and year written above.

                                    OWNER:



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    MANAGER:

                                    MARINER HEALTH CARE MANAGEMENT COMPANY



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    EXHIBIT A

                                   FACILITIES

                                    EXHIBIT B

                              PROPRIETARY MATERIALS

                                    EXHIBIT C

                         MARKS & LOGO LICENSE AGREEMENT

This Marks & Logo License Agreement ("License") is made and entered into as of the Effective Date of the Management Agreement ("Agreement"); is by and between Mariner Health Care Management Company ("Manager") and ____________________ ("Owner"), both as identified in the Agreement; and except as otherwise expressly stated herein, is subject to the terms and conditions of the Agreement.

                                   BACKGROUND

WHEREAS, Manager owns or licenses right, title and interest in and to the trademarks, service marks, trade dress, trade names, designs and logos listed on Schedule A attached hereto and made a part hereof (collectively, the "Marks");

WHEREAS the Marks are used on or in connection with its business of providing healthcare, assisted and extended living, skilled nursing and other like services (the "Business"); and

WHEREAS, Owner desires to obtain a license under the Marks to use certain Marks, and Manager is willing to grant such a license to Owner, upon the terms and subject to the conditions of this License.

NOW, THEREFORE, in consideration of the above premises and the covenants and terms set forth herein, the parties agree as follows:

1. LICENSE. From the Effective Date (as defined in the Agreement) until the earlier of such date as (i) the Agreement terminates, expires or is deemed void ("Termination") and (ii) this License is terminated or cancelled as provided herein, Manager hereby grants to Owner a limited, revocable, non-exclusive license to use, display and perform the Marks in connection with Owner's Business.

2. QUALITY STANDARDS. Owner shall use the Marks so as to uphold the high quality standards presently associated with the Marks, and Manager shall have the right to monitor the use of the Marks by Owner for compliance with such standards, as determined by Manager in its discretion. From time to time Manager may issue guidelines with regard to the use of the Marks or a Mark, and Owner agrees to immediately comply in full with such guidelines. Initially, the current standards employed by Manager are agreed to be sufficient with respect to Owner's use of the Marks.

3. ACKNOWLEDGEMENT OF OWNERSHIP. Owner acknowledges that (i) Manager and its licensors are the sole and exclusive owner of the Marks, (ii) Owner has no legal or equitable rights to the Marks, (iii) Owner's sole right to use the Marks is pursuant to this License, (iv) Owner will cease all use of the Marks, including any use within its company name, upon Termination of this License, and (v) any rights accruing from Owner's use of the Marks shall accrue to the benefit of Manager and/or its licensors. Owner agrees to never challenge or contest Manager's ownership of, or license rights in, the Marks or the enforceability or validity of the Marks in favor of Manager or its licensors. Owner shall fully cooperate with Manager in any attempts by Manager or its licensors to protect its rights in the Marks or to acquire new rights in the Marks and will execute all necessary truthful papers relating to the acquisition of such rights. Owner acknowledges and agrees that Manager's licensors are direct and intended third party beneficiaries of the License and may enforce its rights directly against or through Owner to the extent it relates to licensors' Marks.

4.       TERMINATION.

4.1 TERMINATION FOR CAUSE. Manager may terminate this License upon written notice of such termination, if Owner commits a material breach of this License and fails to correct or cure such breach within thirty (30) days following written notice by Manager specifying the breach. A serious misuse of the Marks by Owner that injures the goodwill of the Marks or the Manager's rights therein shall be considered a material breach. In the event that the Agreement terminates or expires, this License shall automatically terminate when the Agreement terminates.

4.2 TERMINATION FOR CONVENIENCE. Manager shall be entitled to terminate this License for its convenience and without cause and without compensation to Owner upon ninety (90) days' prior notice to Owner if Manager determines, in its sole discretion, that it is no longer in Manager's best interest for this License to remain in effect.

5. DISCLAIMER. THE MARKS ARE LICENSED AND PROVIDED "AS IS". TO THE MAXIMUM EXTENT PERMITTED BY LAW, (I) ALL WARRANTIES UNDER THIS LICENSE, WHETHER EXPRESSED OR IMPLIED, INCLUDING (WITHOUT LIMITATION) THOSE OF MERCHANIBILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED; AND (II) MANAGER SHALL NOT BE LIABLE TO OWNER, OR ANY THIRD PARTY, UNDER OR ARISING FROM THIS LICENSE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES, WETHER IN TORT, CONTRACT OR OTHERWISE, INCLUDING (WITHOUT LIMITATION) ANY LOST PROFITS OR LOSS OF GOODWILL. MANAGER'S MAXIMUM LIABILITY IN AGGREGATE UNDER OR ARISING FROM THIS AGREEMENT, OR ITS OBLIGATIONS OR LICENSES GRANTED UNDER IT, SHALL NOT EXCEED $100.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed, sealed and delivered this License through their duly authorized representatives as of the Effective Date.

                                    OWNER:



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                    MANAGER:

                                    MARINER HEALTH CARE MANAGEMENT COMPANY



                                    By:
                                       -----------------------------------
                                    Name:
                                         ---------------------------------
                                    Title:
                                          --------------------------------

                                   SCHEDULE A
                         MARKS & LOGO LICENSE AGREEMENT

                                  LIST OF MARKS